SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

SUPPORTSOFT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPORTSOFT, INC.

575 Broadway

Redwood City, California 94063

(650) 556-9440

April 27, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of SupportSoft, Inc. that will be held on Tuesday, May 24, 2005, at 4:00 p.m., local time, at the Company’s headquarters, located at 575 Broadway, Redwood City, California.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of the Company’s 2004 Annual Report on Form 10-K is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Radha R. Basu

Chief Executive Officer,

    President and Chairman of the Board

SUPPORTSOFT, INC.

Notice of Annual Meeting of Stockholders

to be held May 24, 2005

To the Stockholders of SupportSoft, Inc.:

The Annual Meeting of Stockholders of SupportSoft, Inc., a Delaware corporation (the “Company”), will be held at the Company’s headquarters, located at 575 Broadway, Redwood City, California, 94063, on Tuesday, May 24, 2005, at 4:00 p.m., local time, for the following purposes:

1.  To elect directors to serve until the 2006 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

2.  To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.  To transact such other business as may properly be brought before the Annual Meeting and any adjournment(s) of the Annual Meeting.

Stockholders of record as of the close of business on March 31, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 575 Broadway, Redwood City, California, for ten days before the meeting.

It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors,

Brian M. Beattie

Executive Vice President of Finance and Administration, Chief Financial Officer and Secretary

Redwood City, California

April 27, 2005

SUPPORTSOFT, INC.

575 Broadway

Redwood City, California 94063

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of SupportSoft, Inc. (which we will refer to as the “Company” or “SupportSoft” throughout this Proxy Statement) for use at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 575 Broadway, Redwood City, California, 94063, on Tuesday, May 24, 2005, at 4:00 p.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at the address listed at the top of the page and the telephone number is (650) 556-9440.

The Company’s 2004 Annual Report on Form 10-K, containing financial statements and financial statement schedules required to be filed for the year ended December 31, 2004, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy and the Company’s Annual Report will first be mailed on or about April 27, 2005 to all stockholders entitled to vote at the meeting.

The Company will provide copies of exhibits to the Annual Report on Form 10-K to any requesting stockholder upon the payment of a reasonable fee and upon the request of the stockholder made in writing to SupportSoft, Inc., 575 Broadway, Redwood City, California, 94063, Attention: Investor Relations. The request must include a representation by the stockholder that, as of March 31, 2005, the stockholder was entitled to vote at the Annual Meeting.

Record Date and Share Ownership

Stockholders of record at the close of business on March 31, 2005 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of Common Stock issued and outstanding, designated as Common Stock, $0.0001 par value per share. As of the Record Date, approximately 42,956,007 shares of the Company’s Common Stock were issued and outstanding and entitled to vote.

How You Can Vote

Stockholders of record may vote their shares at the Annual Meeting either in person or by proxy. To vote by proxy, stockholders should mark, date, sign and mail the enclosed proxy form in the prepaid envelope. Returning a proxy form will not affect a stockholder’s right to vote if the stockholder attends the Annual Meeting and wants to vote in person.

Stockholders holding shares through a bank or broker should follow the voting instructions on the proxy form received.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use at the meeting by (a) delivering to the Company at its principal offices (Attention: Investor Relations) (i) a written notice of revocation or (ii) a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

Voting

On all matters, each share has one vote. Directors are elected by a plurality vote. The nominees for the six director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the meeting will be elected to serve as directors. Each of the other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting entitled to vote on such proposal.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”), with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not treat these votes as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) for the election of the nominees for directors set forth herein; (ii) for the ratification of Ernst &Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and (iii) upon such other business as may properly come before the Annual Meeting or any adjournment thereof in accordance with the discretion of the proxyholder. Proxies that are not returned will not be counted in determining the presence of a quorum and will not be counted toward any vote.

If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by email, telephone or facsimile.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2006 Annual Meeting must be received by the Secretary of the Company no later than January 1, 2006 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the Company’s proxy statement for the 2006 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the stockholder’s notice not less than 50 days nor more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, proposes the election of six (6) directors of the Company to serve until the next annual meeting of stockholders and thereafter until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

Names of the nominees and certain biographical information about them as of March 15, 2005 are set forth below:

Name	Age	Business Experience and Education
Radha R. Basu	54	Ms. Basu has served as President, Chief Executive Officer and as a director of SupportSoft since July 1999 and became Chairman of the Board of Directors in January 2001. Ms. Basu worked at Hewlett-Packard Company, a computing and imaging solutions provider company, from November 1978 to January 1999, and held various general management positions, most recently the general manager of the electronic business software organization. Ms. Basu holds a B.S. in engineering from the University of Madras, a masters degree in electrical engineering and computer science from the University of Southern California and is a graduate of the Stanford University executive management program.

Manuel F. Diaz	70	Mr. Diaz has served as a director of SupportSoft since April 2000 and was appointed the lead independent director of the Board in March of 2005. From February 1999 until present, Mr. Diaz has served on boards and provided consulting services to privately-held, as well as publicly-traded, companies. Mr. Diaz worked at Hewlett-Packard Company, a computing and imaging solutions provider company, from November 1982 to February 1999, and held various general management positions, most recently the Vice President for Customer Advocacy. Mr. Diaz holds a B.S. in electrical engineering from the University of Havana, a masters degree in solid-state physics from the University of Cincinnati and is a graduate of the Stanford University executive management program.

Kevin C. Eichler	45	Mr. Eichler has served as a director of SupportSoft since February 2003. Since May 1998, Mr. Eichler has served as Vice President, Chief Financial Officer and Treasurer of MIPS Technologies, Inc., a provider of processor architectures and cores for digital consumer and business applications. From June 1996 until May 1998, Mr. Eichler served as Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of Visigenic Software Inc., an independent provider of software tools for distributed object technologies for the Internet, intranet and enterprise computing environments. Mr. Eichler also serves on the board of directors of Ultra Clean Holdings, Inc., a developer and supplier of critical subsystems for the semiconductor capital equipment industry with a focus on gas delivery systems, and Magma Design Automation, Inc., a provider of electronic design automation software and design services. Mr. Eichler holds a B.S. in accounting from St. John’s University.

Name	Age	Business Experience and Education
Claude M. Leglise	49	Mr. Leglise has served as a director of SupportSoft since January 2001. Between 1982 and 2005, he held various general management positions at Intel Corporation, a semiconductor company. Mr. Leglise was most recently Vice President of Intel Capital. He has also served as Vice President and general manager of the home products group of Intel Corporation, Vice President of the content group, director of worldwide developer relations, director of marketing in the microprocessor division and general manager of the supercomputer components operation. Mr. Leglise holds a bachelor degree in electrical engineering from ENSAM, in Paris, France, a masters degree in electrical engineering from ENSAM and an MBA from Stanford University.

E. Scott Russell	44	Mr. Russell has served as a director of SupportSoft since June 1998. Since August 2003, Mr. Russell has served as a general partner of Diamondhead Ventures, a venture capital firm. From October 1996 to August 2003, Mr. Russell served as a general partner at Mobius Venture Capital (formerly SOFTBANK Technology Ventures, Inc.), a venture capital firm. Mr. Russell received his B.S. in mathematics (computer science) from Carnegie Mellon University.

James Thanos	56	Mr. Thanos has served as a director of SupportSoft since February 2003. From June 2002 until the present, Mr. Thanos has served on advisory boards and provided consulting services to privately-held as well as publicly-traded companies. From June 2000 to June 2002, Mr. Thanos served as Executive Vice President and General Manager, Worldwide Field Operations of BroadVision, Inc., an enterprise software company. From March 1998 to June 2000, Mr. Thanos was the Vice President and general manager of the Americas of BroadVision, Inc. Mr. Thanos also serves on the board of directors of ClickSoftware, Inc., a provider of service optimization solutions. Mr. Thanos holds a B.A. in behavioral sciences from The Johns Hopkins University.

Dick Williams has informed the Company’s Board of Directors of his desire not to stand for reelection to the Board of Directors. The Company’s Board of Directors has approved a resolution automatically decreasing the authorized number of directors of the Company’s Board of Directors to six immediately prior to the Annual Meeting. Accordingly, only six directors may be elected at the Annual Meeting.

Required Vote

The nominees for the six director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the meeting will be elected to serve as directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

The Board of Directors recommends a vote “FOR” election as director of the nominees set forth above.

Corporate Governance

Corporate Governance Guidelines

The Board of Directors is committed to sound and effective corporate governance practices. Accordingly, the Board of Directors has adopted Corporate Governance Guidelines (“Guidelines”) which are intended to describe the governance principles and procedures by which the Board functions. Among other matters, the Guidelines cover board composition, board membership criteria, director responsibilities, board committees, CEO evaluation, board self-assessment and succession planning. The Guidelines are available on the Company’s website at http://www.supportsoft.com/investors. Copies of the Guidelines are also available in print upon written request to SupportSoft, Inc., Attention: Investor Relations, 575 Broadway, Redwood City, California 94063.

Code of Ethics

The Board of Directors is committed to ethical business practices and, therefore, approved a code of ethics applicable to the Board, senior management including financial officers, and all other employees. The Code of Ethics and Business Conduct (“Code of Ethics”) includes standards to deter wrongdoing and promote honest and ethical conduct, full, accurate, and timely disclosure in reports filed with the Securities and Exchange Commission, compliance with laws, prompt internal reporting of violations of the Code of Ethics, and accountability for the adherence to the Code of Ethics. The Code of Ethics is available on the Company’s website at http://www.supportsoft.com/investors. Copies of the Code of Ethics are also available in print upon written request to SupportSoft, Inc., Attention: Investor Relations, 575 Broadway, Redwood City, California 94063.

Board Meetings

The Board of Directors held 15 board meetings during 2004. All directors attended at least 75% of the aggregate number of meetings of the board of directors and of the committees on which such directors serve. Director attendance at the Company’s Annual Meeting of Stockholders is encouraged but not required. The following directors attended the 2004 Annual Meeting of Stockholders: Radha R. Basu, Manuel Diaz, Claude Leglise, E. Scott Russell, Jim Thanos and Dick Williams.

Board Committees

The Board of Directors has a lead independent director and a standing Nominating and Corporate Governance Committee, Compensation Committee, Audit Committee, and a Non-Section 16 Option Plan Committee (the “Option Committee”).

Lead Independent Director

In March 2005, the Board established a lead independent director position to chair meetings of the non-employee directors and serve as the liaison between the non-management directors and management in order to increase the effectiveness of our Board of Directors and the communication between non-employee directors and management. In March 2005, the Board appointed Manuel Diaz as the lead independent director.

Nominating and Corporate Governance Committee

At the beginning of 2004, the members of the Nominating and Corporate Governance Committee were Dick Williams, Claude Leglise and Manuel Diaz, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules. In February 2004, Jim Thanos was added to the Committee and he too has been determined to be independent as defined by the Nasdaq Marketplace Rules. Mr. Williams is the current Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee intends to appoint a new chairman of the committee upon Mr. Williams’ departure from the Board.

The Nominating and Corporate Governance Committee held three meetings during 2004. The primary functions of the Committee are to seek and recommend to the Board qualified candidates for election or appointment to the Board, and oversee matters of corporate governance, including the evaluation of the Board’s performance and processes and assignment and rotation of members of the committees established by the Board. The Nominating and Corporate Governance Committee operates under the Nominating and Corporate Governance Committee Charter adopted by the Board in March 2004. The Charter is available at the Company’s website at http://www.supportsoft.com/investors.

Compensation Committee

At the beginning of 2004, the members of the Compensation Committee were Dick Williams, Jim Thanos and Claude Leglise. In February 2004, Manuel Diaz was added to the Compensation Committee. Mr. Williams is the current Chairman of the Compensation Committee. The Compensation Committee intends to appoint a new chairman of the committee upon Mr. Williams’ departure from the Board. The Compensation Committee held four meetings during 2004. The Compensation Committee’s primary functions are to carry out the Board’s overall responsibility relating to remuneration of the executive officers of the Company, assist the Board in establishing the appropriate incentive compensation and equity-based plans for the Company’s executive officers, to review and ensure fairness in the administration of remuneration for equitable wealth distribution and the well being of the Company’s employees, and appraise the annual performance of the Chief Executive Officer and provide guidance to the Chief Executive Officer for the annual performance appraisals of other executive officers. The Charter is available at the Company’s website at http://www.supportsoft.com/investors.

Audit Committee

In 2004, the members of the Audit Committee were three non-employee directors, Kevin C. Eichler, E. Scott Russell, and Manuel Diaz, each of whom has been determined to be independent in accordance with the rules of The Nasdaq Stock Market and the Securities and Exchange Commission. Kevin C. Eichler is Chairman of the Audit Committee and also the financial expert, as defined by the Securities and Exchange Commission, on the Audit Committee. The Audit Committee held ten meetings during 2004. The Audit Committee’s primary functions, among others, are to approve the provision of all auditing services and to approve the terms and fees of all non-audit services provided by the independent registered public accounting firm, meet and consult with the independent registered public accounting firm, advise and assist the Board of Directors in evaluating the independent registered public accounting firm’s examination, review the financial statements to be included in the filings with the Securities and Exchange Commission, and establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. A copy of the Audit Committee Charter adopted in March 2004 is available at the Company’s website at http://www.supportsoft.com/investors.

Option Committee

The member of the Option Committee is Radha R. Basu. The Option Committee’s primary function is to determine stock-based compensation awards for the Company’s non-Section 16 reporting employees. The Option Committee took action on 39 occasions during 2004.

Director Qualifications

The Nominating and Corporate Governance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members given the current Board composition. The Nominating and Corporate Governance Committee believes that the Board should be comprised of individuals who have distinguished records of leadership and success in their arena of activity and who can make substantial contributions to Board operations. The assessment of Board candidates includes, but is not limited to, consideration of relevant industry experience, general business experience, relevant financial experience, and compliance with independence and other qualifications necessary to comply with any applicable tax and securities laws and the rules and regulations thereunder, and the rules of the Nasdaq Stock Market. Specific consideration shall also be given to: (i) roles and contributions valuable to the business community, (ii) personal qualities of leadership, character, judgment and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards, (iii) relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government and the like, and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Corporate Governance Committee does, however, believe it is appropriate for at least one, and preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission, and that a majority of the members of the Board meet the definition of “independent director” under the rules of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee also believes it is appropriate for certain members of management to serve on the Board. When evaluating a candidate for the Board, the Nominating and Corporate Governance Committee does not assign specific weight to any of these factors nor does it believe that all of the criteria necessarily apply to every candidate. At minimum, a director’s qualifications, in light of the above-mentioned criteria, is considered each time the director is nominated or re-nominated for Board membership.

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by Board members and management of the Company. The Committee has, on occasion, retained a third-party executive search firm to identify independent director candidates from time to time. The Nominating and Corporate Governance Committee will consider persons recommended by the Company’s stockholders in the same manner as a nominee recommended by Board members, management, or a third-party executive search firm. A stockholder who wishes to suggest a prospective nominee for the Board should notify SupportSoft’s Secretary or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. After completing the evaluation and review, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the person who should be nominated to the Board, and the Board determines and approves the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to SupportSoft’s Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 120 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders less than 100 days prior to the meeting date, such nomination shall have been mailed or delivered to SupportSoft’s Secretary not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent director (a) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (b) the principal occupation or employment of each such nominee, (c) the number of shares of stock of the Company which are beneficially owned be each such nominee and by the nominating stockholder, and (d) any other information concerning the nominee that must be disclosed in proxy solicitations under Section 14A of the Securities Exchange Act of 1934, as amended.

Each director candidate recommended for election at this year’s Annual Meeting is an existing director seeking re-election to the Board.

Compensation of Non-Employee Directors

The Nominating and Corporate Governance Committee recently reviewed the compensation paid to non-employee directors and recommended certain adjustments. These adjustments were recommended to the full Board of Directors and approved at a meeting of the Board of Directors on March 15, 2005, effective immediately. Compensation for non-employee directors includes three components: equity, cash and reimbursement of out-of-pocket expenses.

Equity.    Prior to March 15, 2005, in the discretion of the Board of Directors under our 2000 Omnibus Equity Incentive Plan (“Incentive Plan”), non-employee directors were granted, upon joining the Board of Directors, an option to purchase a number of shares of our common stock, typically 60,000 shares. Thereafter, following the conclusion of each regular annual meeting of our stockholders, each non-employee director received an automatic grant of an option to purchase 8,000 shares of our common stock as provided for in the Incentive Plan, if, on such date, he or she would continue to serve on our Board of Directors.

As of March 15, 2005, on the date that a non-employee director first becomes a non-employee director, he or she will be granted an option to purchase 40,000 shares of our common stock under the Incentive Plan. These options will become exercisable over a four-year period, at a rate of 1/48th per month. Thereafter, following the conclusion of each regular annual meeting of our stockholders, each non-employee director will receive a grant of options to purchase 2,000 shares of our common stock, in addition to and along with, the automatic grant of an option to purchase 8,000 shares of our common stock as provided for in the Incentive Plan, if, on such date, he or she will continue to serve on our Board of Directors. Each option granted to non-employee directors other than the initial 40,000 share grant shall be immediately exercisable on the date of grant. Options granted under the Incentive Plan have an exercise price equal to the fair market value of our common stock on the date of grant and a term of ten (10) years. In addition, all options to purchase shares of our common stock previously granted to non-employee directors will be amended as of March 15, 2005 to provide for immediate and full acceleration of vesting upon the occurrence of a change of control. All future option grants to the non-employee directors that are not otherwise immediately vested at the time of grant will also immediately and fully vest upon a change of control.

Cash Retainer.    Prior to March 15, 2005, our directors did not receive any cash retainer for service on the Board of Directors. Effective March 15, 2005, the non-employee directors will receive an annual retainer of $20,000 for serving as a director and an additional annual retainer of $10,000 for serving as a lead independent director or chair of the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee. The retainers will be paid quarterly beginning April 1, 2005.

Reimbursement of Expenses.    Non-employee directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings, consistent with our current policies.

Stockholder Communications with the Board

The Board believes it is in the best interest of the Company and its stockholders to maintain a policy of open communication between the Company’s stockholders and the Board. Accordingly, the Board has adopted the following procedures for stockholders who wish to communicate with the Board:

Stockholders who wish to communicate with the Board or with specified directors should do so by sending any communication to The Board of Directors, c/o Investor Relations, SupportSoft, Inc., 575 Broadway, Redwood City, California 94063, or by sending an email to IR@supportsoft.com.

Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Investor Relations department will forward such communication to the full Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Investor Relations department (after consultation with the Company’s legal department, if appropriate) shall have the authority to discard the communication or take appropriate legal action regarding the communication.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2005 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s named executive officers, (iii) each of the Company’s directors, and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage Beneficially Owned (2)
5% Stockholders:
Entities affiliated with AXA Assurances I.A.R.D. Mutuelle (3)	4,001,960	9.3%

Executive Officers and Directors:

Radha R. Basu (4)	1,972,420	4.5

Brian M. Beattie (5)	475,393	1.1

Chris M.Grejtak (6)	123,435	*

Cadir Lee (7)	1,104,549	2.5

John Van Siclen (8)	152,153	*

Manuel F. Diaz (9)	137,000	*

Kevin C. Eichler (10)	41,750	*

Claude M. Leglise (11)	106,000	*

E. Scott Russell (12)	40,471	*

James Thanos (13)	51,750	*

Dick Williams (14)	69,750	*

All directors and executive officers as a group (12 persons) (15)	5,366,220	11.8

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)	The address of each officer and director is SupportSoft, Inc., 575 Broadway, Redwood City, California 94063, Attention: Investor Relations.

(2)	To the Company’s knowledge, the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2005 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing ownership of any other person. Applicable percentage ownership is based on 42,956,007 shares of Common Stock outstanding as of March 31, 2005.

(3)

Based solely on information reported on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA and AXA Financial, Inc. jointly reported sole voting power over 3,578,340 of such shares and sole dispositive power over all of such shares of Common Stock as of December 31, 2004. The mailing address for AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle is 26, rue Drouot, 75009 Paris, France. The mailing address for AXA is 25, avenue Matignon, 75008 Paris, France. The mailing address for AXA Financial, Inc. is 1290 Avenue of the Americas, New York, NY 10104. According to the Schedule 13G, a majority of the shares reported are held by unaffiliated third-party client accounts managed by Alliance Capital Management, L.P., as investment adviser, which is a majority-owned subsidiary of AXA Financial, Inc.

(4)	Includes 850,589 shares held by Anudip Limited Partnership. Ms. Basu and Dipak Basu are the general partners of Anudip Limited Partnership and share voting and dispositive power. Includes 971,831 shares subject to options that are exercisable within 60 days of March 31, 2005.

(5)	Includes 210,000 shares held by The Beattie Limited Partnership. Mr. Beattie and Barbara Beattie are the general partners of the Beattie Limited Partnership and share voting and dispositive power. Includes 260,581 shares subject to options which are exercisable within 60 days of March 31, 2005.

(6)	Includes 123,435 shares subject to options which are exercisable within 60 days of March 31, 2005.

(7)	Includes 300,000 shares held by Cadir Lee Limited Partnership. Mr. Lee is a general partner of Cadir Lee Limited Partnership and has sole voting and dispositive power over these 300,000 shares. Includes 424,435 shares subject to options which are exercisable within 60 days of March 31, 2005.

(8)	Includes 150,415 shares subject to options which are exercisable within 60 days of March 31, 2005.

(9)	Includes 72,000 shares subject to options which are exercisable within 60 days of March 31, 2005.

(10)	Includes 39,750 shares subject to options which are exercisable within 60 days of March 31, 2005.

(11)	Includes 92,000 shares subject to options which are exercisable within 60 days of March 31, 2005. Includes 6,000 shares held in UTMA Trusts for Mr. Leglise’s sons. Mr. Leglise disclaims beneficial ownership of these shares. Mr. Leglise is the Trustee for the UTMA Trusts.

(12)	Includes 16,000 shares subject to options which are exercisable within 60 days of March 31, 2005.

(13)	Includes 2,000 shares held by Budd Thanos Trust. Mr. Thanos and Christine Budd are trustees of Budd Thanos Trust and share voting and dispositive power. Includes 49,750 shares subject to options which are exercisable within 60 days of March 31, 2005.

(14)	Includes 59,750 shares subject to options which are exercisable within 60 days of March 31, 2005.

(15)	Includes 424,435 shares subject to options which are exercisable within 60 days of March 31, 2005 held by Chief Technology Officer, Scott Dale. Also includes 2,684,382 shares subject to options which are exercisable within 60 days of March 31, 2005.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table summarizes all compensation paid to the Company’s Chief Executive Officer and each of the Company’s other four (4) most highly compensated executive officers whose total salary and bonus exceeded $100,000 in 2004, for services rendered in all capacities to the Company for the fiscal year ended December 31, 2004. These individuals are referred to as the named executive officers. Other than the salary and bonus described, or otherwise noted below, the Company did not pay any named executive officer in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of that executive officer’s salary and bonus during each of 2002, 2003 and 2004.

Summary Compensation Table

	Year	Annual Compensation		Long Term Compensation
Name and Principal Position		Salary ($)	Bonus ($)	Securities Underlying Options (#)
Radha R. Basu President, Chief Executive Officer and Chairman of the Board	2004 2003 2002	325,000 300,000 300,000	156,429 208,407 171,475	225,000 225,000 350,000

John Van Siclen (1) Senior Vice President of Worldwide Field Operations	2004 2003	250,000 104,167	119,750 58,000	100,000 320,000

Brian M. Beattie Executive Vice President of Finance and Administration and Chief Financial Officer	2004 2003 2002	260,000 260,000 260,000	108,713 157,355 119,490	100,000 100,000 150,000

Chris M. Grejtak (2) Senior Vice President of Products and Marketing and Chief Marketing Officer	2004 2003	238,333 143,750	62,400 45,808	95,000 250,000

Cadir B. Lee Vice President of Engineering	2004 2003 2002	225,000 200,000 200,000	38,574 46,350 38,325	75,000 50,000 100,000

(1)	Mr. Van Siclen joined the Company in August 2003.

(2)	Mr. Grejtak joined the Company in May 2003.

The following tables set forth certain information as of December 31, 2004 and for the fiscal year then ended with respect to stock options granted to and exercised by the named executive officers. The options granted to the named executive officers in 2004 were granted under the Company’s 2000 Omnibus Equity Incentive Plan. The options granted in 2004 to Radha Basu, John Van Siclen, Brian Beattie, Chris Grejtak and Cadir Lee are exercisable as to 1/48th each month over four years from the date of grant. The percent of the total options set forth below is based on an aggregate of 3,628,850 options granted to employees during 2004. All options were granted at the then fair market value as determined by the Company’s Board of Directors on the date of grant.

Potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option term assuming that the fair market value of the common stock on the date of grant appreciates at 5% and 10% per year over the option term (ten years) and that the option is exercised and sold on the last day of its option term for the appreciated stock price. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the Company’s future common stock price. We used the grant-date price (the closing price on the Nasdaq National Market on the date of grant) in determining the value of the options granted to named executive officers in 2004. The calculation includes the difference, if any, between the fair market value on the date of grant and the exercise price for such options. The hypothetical gains shown are net of the option exercise price but do not include deductions for taxes and other expenses payable upon exercise of the option or for sale of the underlying shares of common stock. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s common stock, the officer’s continued employment through applicable vesting periods and the date on which the options are exercised.

Option Grants in 2004

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2004	Exercise Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Radha R. Basu	225,000	6.20%	$5.930	12/14/2014	$839,102.66	$2,126,450.88
John Van Siclen	100,000	2.76%	5.930	12/14/2014	$372,934.51	$945,089.28
Brian M. Beattie	100,000	2.76%	5.930	12/14/2014	$372,934.51	$945,089.28
Chris M. Grejtak	95,000	2.62%	5.930	12/14/2014	$354,287.79	$897,834.81
Cadir Lee	75,000	2.07%	5.930	12/14/2014	$279,700.89	$708,816.96

Aggregated Option Exercises in Last Fiscal Year and 2004 Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised In-the-Money Options at December 31, 2004 ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Radha R. Basu	—	—	851,978	649,022	$1,598,720.12	$1,010,501.88
John Van Siclen	—	—	106,666	313,334	$0.00	$73,000.00
Brian M. Beattie	130,000	$1,207,884.62	205,832	290,168	$273,974.88	$458,440.04
Chris M. Grejtak	—	—	87,500	257,500	$101,250.00	$238,100.00
Cadir Lee	—	—	390,519	185,481	$1,898,096.44	$296,625.56

(1)	Calculated on the basis of the fair market value of the underlying securities at December 31, 2004 ($6.66 per share) minus the exercise price, multiplied by the number of shares.

Employment Agreements and Change of Control Arrangements

We have officer offer letters with Radha Basu, our president, chief executive officer and chairman, Brian Beattie, our executive vice president of finance and administration and chief financial officer, John Van Siclen, our senior vice president of worldwide field operations, and Chris Grejtak, our vice president of products and marketing and chief marketing officer. All of these officers may leave or be terminated at any time. We have formal employment agreements with Scott Dale, our chief technology officer and Cadir Lee, our vice president of engineering.

The Compensation Committee approved for Ms. Basu an annual salary of $325,000 and a potential bonus of up to $243,750 tied to certain criteria for fiscal year 2005. Under the terms of Ms. Basu’s offer letter, if Ms. Basu is terminated for any reason other than for cause or if she terminates her own employment under specified circumstances, she is entitled to 12 months of her salary, continued participation in all benefit plans for 12 months, vesting of all stock options granted to her that would have vested by the end of the month of her termination, and a portion of her bonus based on the number of months worked during that year. Within 12 months following a change of control of SupportSoft, if Ms. Basu is terminated for any reason other than for cause or if she terminates her employment under specified circumstances, she is entitled to vesting of all stock options granted to her by SupportSoft, 12 months of her salary, continued participation in all benefit plans for 12 months and a portion of her bonus based on the number of months worked during that year.

Mr. Beattie is entitled to an annual salary of $260,000 and a potential bonus of up to $156,000 tied to certain criteria as established by the Compensation Committee in March 2005. Under the terms of Mr. Beattie’s offer letter, if Mr. Beattie is terminated for any reason other than for cause or if he terminates his own employment under specified circumstances, he is entitled to six months of his salary, continued participation in all benefit plans for six months, vesting of all stock options granted to him that would have vested by the end of the month of his termination, and a portion of his bonus based on the number of months worked during that year. Within 12 months following a change of control of SupportSoft, if Mr. Beattie is terminated for any reason other than for cause or if he terminates his employment under specified circumstances, he is entitled to vesting of 50% of his remaining unvested stock options granted to him by SupportSoft, six months of his salary, continued participation in all benefit plans for six months and a portion of his bonus based on the number of months worked during that year.

Mr. Grejtak is entitled to an annual salary of $240,000 and a potential bonus of up to $96,000 tied to certain criteria as established by the Compensation Committee in March 2005. Under the terms of Mr. Grejtak’s offer letter, within six months following a change of control of SupportSoft, if Mr. Grejtak is terminated for any reason other than for cause or if he terminates his employment under specified circumstances, he is entitled to vesting of 25% of his remaining unvested stock options granted to him by SupportSoft, six months of his salary, and a portion of his bonus based on the number of months worked during that year.

Mr. Van Siclen is entitled to an annual salary of $250,000 and a potential bonus of up to $200,000 for fiscal year 2005. Under the terms of Mr. Van Siclen’s offer letter, within six months following a change of control of SupportSoft, if Mr. Van Siclen is terminated for any reason other than for cause or if he terminates his employment under specified circumstances, he is entitled to vesting of 50% of his remaining unvested stock options granted to him by SupportSoft, six months of his salary, and a portion of his bonus based on the number of months worked during that year.

We have a formal employment agreement with Mr. Dale, which was originally entered into in August 1999. The agreement had an initial term of one year and is automatically renewed for successive one-year terms unless terminated with 30 days notice. The agreement also contains non-competition provisions. The Compensation Committee approved an annual salary of $225,000 and a potential bonus of up to $56,250 tied to certain criteria for Mr. Dale for fiscal year 2005. Under the terms of the original employment agreement and unchanged by the Compensation Committee, Mr. Dale is entitled to salary through date of termination if terminated for cause, salary, benefits and bonus earned through their date of termination if terminated without cause or because of constructive termination, and salary and benefits for three months after termination if terminated for disability.

We have a formal employment agreement with Mr. Lee, which was originally entered into in August 1999. The agreement had an initial term of one year and is automatically renewed for successive one-year terms unless terminated with 30 days notice. The agreement also contains non-competition provisions. The Compensation Committee approved an annual salary of $250,000 and a potential bonus of up to $87,500 tied to certain criteria for Mr. Lee for fiscal year 2005. Under the terms of the original employment agreement and unchanged by the Compensation Committee, Mr. Lee is entitled to salary through date of termination if terminated for cause, salary, benefits and bonus earned through their date of termination if terminated without cause or because of constructive termination, and salary and benefits for three months after termination if terminated for disability.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) consisted of three (3) non-employee directors, Dick Williams, Claude Leglise and Jim Thanos at the beginning of 2004. In February 2004, the Compensation Committee consisted of four (4) non-employee directors, Dick Williams, Manuel Diaz, Claude Leglise, and Jim Thanos. None of Mr. Williams, Mr. Diaz, Mr. Thanos nor Mr. Leglise serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

For most of 2004, the Compensation Committee consisted of four (4) non-employee directors, Dick Williams (Committee Chairman), Jim Thanos, Claude Leglise, and Manuel Diaz, none of whom has interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee in general is responsible for determining annual compensation of executive officers and evaluating their performance.

The Compensation Committee’s primary functions are to carry out the Board’s overall responsibility relating to remuneration of the executive officers of the Company, assist the Board in establishing the appropriate incentive compensation and equity-based plans for the Company’s executive officers, to review and ensure fairness in the administration of remuneration for equitable wealth distribution and the well being of the Company’s employees, and appraise the annual performance of the Chief Executive Officer and provide guidance to the Chief Executive Officer for the annual performance appraisals of other executive officers.

Compensation Philosophy and Review

The Compensation Committee strives to establish compensation programs that will enable the Company to attract, motivate and retain talented employees to grow the business and meet the Company’s competitive challenges. Market-competitive compensation and benefits can help the Company develop a talented, diverse workforce to better compete in its market and optimize stockholder value. The Compensation Committee believes that company employees should have the opportunity for ownership to share in the value they help create. The Company’s compensation philosophy emphasizes individual responsibility as well as participation in team efforts and milestones, and attempts to create a strong link between compensation and performance at an individual and Company level.

Furthermore, the Compensation Committee believes that compensation of the Company’s executive officers should (a) encourage creation of stockholder value and achievement of certain corporate objectives, (b) integrate compensation with the Company’s annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives, (c) provide a competitive total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber personnel, and (d) align the interests of executive officers with the long-term interests of stockholders. The Compensation Committee annually surveys the executive compensation practices of our technology peer group. The peer group is composed of a select group of software companies that are considered by the Compensation Committee to be product and/or labor market competitors of the Company.

The Compensation Committee, on behalf of the Company’s Board and the stockholders, exercises its discretion to set a meaningful portion of each executive’s compensation contingent on the Company’s performance, as well as on his or her own individual contribution. Accordingly, an executive’s compensation package typically consists of the following: (i) base salary, (ii) cash incentive bonuses that are typically tied to corporate and individual performance criteria, and (iii) long-term stock-based incentive awards.

The overall compensation package for executive officers is variable. The Company’s policy is generally to qualify and structure such variable compensation arrangements so as to qualify for deductibility under Section 162(m) of the Internal Revenue Code. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

Key Elements of Executive Compensation

Base Salary:    Base salary is baseline cash compensation paid to executives employed throughout the year. Base pay for an executive is established annually, based on (i) a compensation range which corresponds to the executive’s ongoing job responsibilities and (ii) the executive’s past job performance. The Compensation Committee, on behalf of the Board, exercises its discretion in determining individual executive salaries and does not apply any specific formula.

Cash Incentive Bonuses:    The cash incentive bonuses focus on matching reward with results through financial, operational, customer, and employee metrics. The criteria used for awarding cash bonuses are reviewed annually, taking into account the Company’s competitive peer group. The Company has one principal variable pay plan (excluding sales incentive plans), which is referred to as the Executive MBO Bonus Plan. This plan attempts to connect the Company’s performance directly to compensation and encourages executives to make significant contributions toward certain overall Company performance targets. The Company’s incentive award payout approach is generally (i) no payment if an executive fails to achieve minimum expectations, (ii) a limited reward if an executive reaches minimum expectations, and (iii) a larger bonus payment if the executive reaches certain aggressive goals that are designed to result in the executive performing at the top of the market.

Stock-based Incentive Award:    Stock-based incentives are designed to encourage creation of long-term value for the Company’s stockholders through sustained performance in meeting or exceeding customer and stockholder expectations, employee retention, and equity ownership. The incentives consist of stock option grants and an employee stock purchase program. The Compensation Committee takes into account the Company’s competitive peer group market practices and other factors, such as the Company’s needs and customer demands, in determining initial stock option grants and follow-on (periodic) option grants for participants. The Compensation Committee exercises its discretion in review and approval of stock option grants for the Company’s executives.

Other Benefits:    Other non-cash benefits that are offered to non-executive employees are provided to the executive officers in accordance with the Company’s established programs.

Chief Executive Officer Compensation

The Compensation Committee meets outside the presence of the Chief Executive Officer to evaluate her performance and uses the same procedures described above in setting her annual compensation package. For 2005, Ms. Basu’s base salary of $325,000 was not adjusted. Her potential 2005 bonus remains $243,750 and is tied to certain financial benchmarks and performance criteria for fiscal year 2005. In setting her 2005 compensation, the Compensation Committee considered Ms. Basu’s many accomplishments in helping to grow the Company as well as Ms. Basu’s expected contributions to the Company in the future.

On December 14, 2004, Ms. Basu received an option to purchase 225,000 shares of the Company’s Common Stock at an exercise price of $5.93, the closing price per share on the Nasdaq National Market on that day. The option becomes exercisable as to 1/48th of the shares each full month of service. As of March 31, 2005, Ms. Basu had a right to exercise 923,915 shares. Ms. Basu received a bonus of $156,429 for services rendered in 2004, based upon the Compensation Committee’s assessment of certain performance criteria, including expansion of the business in target markets and execution on strategic objectives.

Submitted by the Compensation Committee of the Company’s Board of Directors

Dick Williams, Committee Chairman

Manuel Diaz

Claude Leglise

James Thanos

STOCK PRICE PERFORMANCE GRAPH

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company’s Common Stock and the CRSP Total Return Index for the Nasdaq U.S. Stocks (the “Nasdaq Composite Index”) and Nasdaq Computer and Data Processing Services Index since the date of our initial public offering (July 19, 2000) through December 31, 2004. The graph assumes that $100 was invested on July 19, 2000 (the date of the Company’s initial public offering) at the offering price of $14 per share, and $100 was invested on July 19, 2000 in the Nasdaq Composite Index and the Nasdaq Computer and Data Processing Services Index and that all dividends were reinvested. No cash dividends have been declared or paid on the Company’s Common Stock. The Company’s Common Stock has been traded on the Nasdaq National Market since July 19, 2000. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG

SUPPORTSOFT, INC.,

THE NASDAQ COMPOSITE INDEX, AND

THE NASDAQ COMPUTER AND DATA PROCESSING SERVICES INDEX

CUMULATIVE TOTAL RETURN AT PERIOD END

	7/19/2000	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
SupportSoft, Inc.	$100	$144.64	$44.79	$28.14	$94.00	$47.57
Nasdaq Composite Index	$100	$60.86	$47.47	$32.30	$48.29	$52.44
Nasdaq Computer & Data Processing Services Index	$100	$59.33	$46.13	$31.54	$41.25	$45.37

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees SupportSoft’s financial reporting process on behalf of the Board of Directors of SupportSoft, Inc. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal year 2004 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of SupportSoft’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and in compliance with Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from management and SupportSoft, including the matters provided to the Audit Committee by the independent registered public accounting firm in the written disclosures and the letter required by the Independence Standards Board No. 1. The Audit Committee discussed with the independent registered public accounting firm the compatibility of non-audit services with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of SupportSoft’s internal controls (and remediation efforts made in connection with these evaluations) and the overall quality of SupportSoft’s financial reporting. The Committee held ten meetings during fiscal year 2004.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in SupportSoft’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of SupportSoft’s independent registered public accounting firm for the year ending December 31, 2005.

From the members of the 2004 Audit Committee:

Kevin C. Eichler

Manuel Diaz

E. Scott Russell

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors on Executive Compensation,” “Stock Price Performance Graph” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has nominated Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005, and the Board of Directors has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since the Company’s inception in 1997. Representatives of Ernst & Young LLP are expected to be present at the Company’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the Company’s and stockholders’ best interests.

Audit and Non-Audit Fees

The following is a listing of the services provided by type and amount charged by Ernst & Young LLP to the Company for fiscal years 2004 and 2003:

	Fiscal Year 2004	Fiscal Year 2003
Audit Fees
Audit and review procedures	$797,349	$280,000
Follow-on offering services	0	250,000
Statutory audit	11,000	11,000

Total Audit Fees	$808,349	$541,000

Audit-Related Fees
Services related to business transactions	$65,008	$8,000
Employee benefit plan audits	0	61,000

Total Audit-Related Fees	$65,008	$69,000

Non-Audit Fees	$84,655	$0

Tax Fees
Tax compliance	$44,886	$87,000
Tax advice and planning	45,583	56,000

Total Tax Fees	$90,469	$143,000

Audit Fees.    Audit fees represented fees for professional services provided in connection with the audits of our financial statements and internal controls over financial reporting, review of our quarterly financial statements and audit services in connection with other statutory filings.

Audit-Related Fees.    Audit-related fees consisted primarily of fees for accounting consultations, merger and acquisition advisory services and related statutory filings, and an employee benefit plan audit for fiscal year 2003.

Non-Audit Fees.    Non-audit fees related to due diligence services in connection with the acquisition of substantially all of the assets of another company.

Tax Fees.    Tax fees consisted primarily of fees billed for professional services for tax compliance, which included the preparation of federal, state and international tax returns as well as professional services for both domestic and international tax advice and planning.

Audit Committee Pre-Approval Policies and Procedures

It is the Company’s policy that all audit and non-audit services to be performed by its independent registered public accounting firm be approved in advance by the Audit Committee.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of the Company’s independent registered public accounting firm.

The Board of Directors recommends a vote “FOR” ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. Based solely on a review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company, the Company believes that all of the Section 16 filing requirements were satisfied for 2004.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors,

Radha R. Basu

Chief Executive Officer, President and Chairman of the Board

April 27, 2005

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SUPPORTSOFT, INC.

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees as directors for the Company to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

01 - Radha R. Basu 02 - Manuel F. Diaz 03 - Kevin C. Eichler

For Withhold

04 - Claude M. Leglise 05 - E. Scott Russell 06 - James Thanos

For Withhold

B Issues

The Board of Directors recommends a vote FOR the following proposal.

2. To ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

For Against Abstain

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” the election of directors listed above and “FOR” Proposal 2.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Date (mm/dd/yyyy)

1 U P X H H H P P P P 005277

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001CD40001 00FFTD

Proxy - SUPPORTSOFT, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby authorizes RADHA R. BASU or BRIAN M. BEATTIE, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of SupportSoft, Inc. (the “Company”) to be held at the Company’s headquarters at 575 Broadway, Redwood City, California on May 24, 2005 at 4:00 p.m., or at any postponements or adjournments thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR the election of directors, FOR Proposal 2, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting of Stockholders.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

(Continued and to be voted on reverse side.)